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                                                                   EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (on Form S-3 No. 333- ) and related Prospectus of Ramsay Youth Services, Inc. for the registration of 3,211,113 shares of its Common Stock and to the incorporation by reference therein of our report dated October 1, 1998 with respect to the consolidated financial statements of Ramsay Youth Services, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

January 19, 1999